UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 27, 2011

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 27, 2011, PDL BioPharma, Inc. (the “Company”) issued a press release announcing the financial results for the first quarter ended March 31, 2011. A copy of this earnings release is attached as Exhibit 99.1 hereto.  The Company will host an earnings call and webcast on April 27, 2011, during which the Company will discuss its financial results for the first quarter ended March 31, 2011.

Item 7.01 Regulation FD Disclosure.

On April 27, 2011, the Company distributed to analysts covering the Company’s securities a summary of certain information regarding the Company’s 2011 dividends and licensed product development and regulatory updates (the “Information Sheet”) to assist those analysts in valuing the Company’s securities. A copy of the Information Sheet is attached hereto as Exhibit 99.2.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, the information in this report, including the exhibits, is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Cautionary Statements

This filing includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could impair the Company’s royalty assets or business are disclosed in the “Risk Factors” contained in the Company’s 2010 Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 27, 2011
99.2	Information Sheet, dated April 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

	By:	/s/Christine R. Larson
Christine R. Larson
Vice President and Chief Financial Officer

Dated: April 27, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 27, 2011
99.2	Information Sheet, dated April 27, 2011